Exhibit 99.1

EMERGE INTERACTIVE RECEIVES NOTIFICATION OF DELISTING

SEBASTIAN, Florida, May 5, 2006 – eMerge Interactive, Inc. (NASDAQ: EMRG), a technology company focusing on the agricultural industry, today announced that it received a letter dated May 1, 2006, from The Nasdaq Stock Market, Inc.’s (“Nasdaq”) Listing Qualifications Department informing the Company that it has not regained compliance with the minimum bid price requirement of $1.00 per share for continued listing of the Company’s class A common stock on The Nasdaq Capital Market (the “Capital Market”) as set forth in Nasdaq Marketplace Rule 4310(c)(4) and that, unless the Company appeals the delisting determination, the Company’s class A common stock will be delisted from the Capital Market at the opening of business on May 10, 2006. The Company intends to appeal the delisting determination on May 8, 2006, which will stay the delisting until a decision on the appeal is reached. Nasdaq typically will hold a hearing to consider an appeal within 45 days after the appeal is made, and it may take up to several weeks after the hearing for Nasdaq to make a decision on the appeal.

The Company’s Board of Directors has approved and recommended to the Company’s stockholders an amendment and restatement of the Company’s Certificate of Incorporation to allow a one-for-five to one-for-fifteen, inclusive, reverse stock split of the Company’s issued and outstanding class A common stock (the “Reverse Split”). The principal purpose of the Reverse Split is to increase the market price of the Company’s common stock above the minimum bid price requirement of $1.00 per share required by Nasdaq.

If the Company’s stockholders approve the Reverse Split at the Company’s May 18, 2006, annual meeting of stockholders, the Company intends to consider implementing the Reverse Split soon thereafter. The Company believes that the effect of the Reverse Split will be to cause the bid price of its common stock to close at $1.00 per share or more for a minimum of ten consecutive business days. If the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days before Nasdaq considers the Company’s appeal of the delisting determination, the Company believes (but can provide no assurance) that Nasdaq will permit its common stock to remain listed on the Capital Market.

If the Reverse Split is approved by the stockholders, the Company’s Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split within the range approved by the stockholders. The Company’s Board of Directors may only effect one of the proposed reverse stock splits within the range approved. The Company’s Board of Directors would also have the authority to determine the exact timing of the Reverse Split, which may occur at any time on or prior to the Company’s next annual meeting of stockholders, without further stockholder approval. The Company’s Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Split, if at any time prior to filing an amendment to the Company’s Certificate of Incorporation to effect the Reverse Split, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and the stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company’s class A common stock, business and transactional developments and the Company’s actual and projected business and financial performance.

Ultimately, if the Company’s common stock does not close at $1.00 per share or more for a minimum of ten consecutive business days, the delisting likely will occur. If a delisting occurs, the class A common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board, which was established for securities that do not meet the Nasdaq listing requirements, or in the over-the-counter market in the so-called “pink sheets” maintained by Pink Sheets LLC. However, the class A common stock would not be immediately eligible to trade on the OTC Bulletin Board or in the “pink sheets” unless an independent market-maker (not the Company) makes application to register in and quote the class A common stock in accordance with the SEC’s rules and such application is cleared. In the event of a delisting, the Company intends to request that a market-maker make application to register in and quote the Company’s common stock on the OTC Bulletin Board, but there can be no assurances that a market maker will make such application or that such application will be approved.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural industry. The Company’s products include CattleLog™, a USDA-approved Process Verified Program (“PVP”) providing individual animal data collection and reporting that enables livestock tracking, verification and branding, our VerifEYE CIS, a real-time, optical inspection system that scans beef carcasses in packing plants and our Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including the rate of adoption of our products and services, our ability to grow revenue and margins, our ability to implement our expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.